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                                                                     EXHIBIT 5


                             CERTIFICATE OF INCORPORATION
                                          OF
                              JACOR COMMUNICATIONS, INC.


         FIRST:    The name of the Corporation is Jacor Communications, Inc.
(the "Corporation").

         SECOND:   The address of the registered office of the Corporation is
Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at that address is The Corporation Trust Company.

         THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation shall have all of the powers granted or permitted by the laws of the State of Delaware to corporations organized under its General Corporation Law.

         FOURTH:   The maximum aggregate number of shares which the Corporation is authorized to have outstanding is One Hundred Four Million (104,000,000) shares, divided into three classes. The first class consists of One Hundred Million (100,000,000) shares of Common Stock, with a par value of $.01 (the "Common Stock"). The second class consists of Two Million (2,000,000) shares of Class A preferred stock, with a par value of $.01 (the "Class A Preferred Stock"). The third class consists of Two Million (2,000,000) shares of Class B preferred stock, with a par value of $.01 (the "Class B Preferred Stock", which together with the Class A Preferred Stock is referred to herein as the "Preferred Stock"). The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

         (a) DIVIDENDS ON COMMON STOCK. So long as any Preferred Stock shall remain outstanding, no dividend shall be declared or paid or any distribution made on the Common Stock or on any other class of shares junior to the Preferred Stock, and no shares of Common Stock or of any other class junior to the Preferred Stock shall be purchased or retired, and no moneys shall be made available for a sinking fund for such purpose unless dividends for all past dividend periods shall have been paid or declared (and funds for the payment thereof set apart) on all outstanding Preferred Stock of all series. Subject to the above provisions, and not otherwise, dividends may be paid from time to time on the Common Stock or other junior issues out of funds legally available for the purpose as and when declared by the Board of Directors.

         (b) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of the Preferred


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Stock of each series shall be entitled to be paid in full the liquidation price fixed by the Board of Directors for the respective series at or before the time of issuance thereof, plus an additional amount equal to any accrued unpaid dividends. All such payments or distributions to or among the holders of the Preferred Stock are to be made before any sum shall be paid to or distributed among the holders of the Common Stock. Liquidation rights of different classes or series of Preferred Stock shall be as determined by the Board of Directors pursuant to Article Fourth, Section (f) below.

         (c) VOTING RIGHTS. The holders of Common Stock and Class A Preferred Stock shall have full voting rights (provided that, except as otherwise required by law, the Common Stock and the Class A Preferred Stock shall vote together and not separately). The holders of Class B Preferred Stock shall not be entitled to vote at meetings of the shareholders of the Corporation or to receive notice of such meetings, except as otherwise provided herein or as required by law or as lawfully fixed by the Board of Directors with respect to each series of Class B Preferred Stock.

         (d) PREEMPTIVE RIGHTS. No holder of shares of Common Stock or Preferred Stock shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares, or securities convertible into shares of any kind whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

         (e) CONVERSION. The holders of Common Stock shall have no right to convert their shares to shares of any other class or any other series.

         (f) PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time to time for the issuance of the shares of the Class A Preferred Stock and the Class B Preferred Stock in series, and to establish, by resolution, without shareholder approval, the characteristics of each series including the following:

              (1) SERIES. The number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

              (2) DIVIDENDS. The rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

              (3) VOTING RIGHTS. The voting rights, if any, with respect to that series;

              (4) LIQUIDATION RIGHTS. The relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;



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              (5)  REDEMPTION.  The terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

              (6) RETIREMENT. The terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

              (7) CONVERSION. The terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

              (8) RESTRICTIONS ON INDEBTEDNESS. The restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

              (9) MISCELLANEOUS. Any other preferences and relative, participating, optional or other rights and limitations of that series not inconsistent with law, the provisions of this Section (f) or any resolution of the Board of Directors pursuant hereto (including preferences, rights and limitations of that series relative to the common stock or other preferred stock of the Corporation).

         FIFTH:    Whenever a compromise or arrangement is proposed between
the Corporation and its creditors, or any class of them, and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SIXTH:    A Director of the Corporation shall not be personally
liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a Director, except that this Article Sixth shall not eliminate or limit a Director's liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good

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faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article Sixth is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article Sixth by the stockholders of the Corporation shall not increase the personal liability of any Director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who are eligible for indemnification pursuant thereto. The provisions of the Article Sixth shall not be deemed to limit or preclude indemnification of a Director by the Corporation for any liability of a Director which has not been eliminated by the provisions of this Article Sixth.

         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) GENERAL POWERS OF THE BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by status or by the Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and to do such things and acts as may be exercised or done by the Corporation.

         (b) ADDITIONAL POWERS OF THE BOARD OF DIRECTORS. The Board of Directors shall have the power, without the vote or assent of the stockholders and subject to the restrictions set forth herein and to the rights of the holders of the Common Stock and Preferred Stock then outstanding:

              (1) CERTAIN ACTS. To make, alter, amend, change, add to or repeal the Bylaws of the Corporation; to fix and vary an amount to be reserved for any proper purpose; to incur indebtedness and authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profit; and to fix the times for declaration and payment of dividends.

              (2) CONTRACTS. The directors, in their discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the






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Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to attack because of directors' interest or for any other reason.

         EIGHTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         NINTH:    Notwithstanding any other provision of this Certificate of
Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock meeting prescribed qualifications and/or restrictions. The terms and conditions of such redemption shall be as follows:

         (a) the redemption price of the shares to be redeemed pursuant to this Article Ninth shall be determined by the Board of Directors and shall be at least equal to the lesser of (i) the Fair Market Value or (ii) if such stock was purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

         (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

         (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

         (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

         (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any




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rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

         (f) such other terms and conditions as the Board of Directors shall determine.

         For purposes of this Article Ninth:

              (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

              (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Article Ninth; PROVIDED, HOWEVER, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors.

              (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article Ninth.

              (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Article Ninth, at least




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         equal to the price required to be paid pursuant to paragraph (a)
         of this Article Ninth (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).






















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